UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2022

Patriot National Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 252-5900

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PNBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2022, Karen Rojeski tendered a notice of her retirement as Executive Vice President and Chief Credit Officer of Patriot Bank, N.A. (“Patriot Bank”), a wholly owned subsidiary of Patriot National Bancorp, Inc. (the “Company”), effective September 2, 2022. Ms. Rojeski’s (i) executive functions will be handled on an interim basis by Robert Russell, our CEO and President, and by Joseph D. Perillo our Chief Financial Officer and Executive Vice President; and (ii) non-executive functions will be overseen on an interim basis by Patrick Trombley, SVP and Head of Commercial and Industrial Lending at Patriot Bank, until a search for Ms. Rojeski’s permanent replacement is completed.

Patrick Trombly, age 53, joined Patriot Bank in 2021, bringing over 25 years of experience in credit, underwriting, commercial lending and asset recovery with banks and commercial real estate firms, including Citi, Santander, and Axos Bank. Patrick holds a bachelor’s degree from Holy Cross and a JD earned at Suffolk University Law School.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.
Date: August 22, 2022	By: /s/ Joseph D. Perillo
Joseph D. Perillo
Executive Vice President and Chief Financial Officer